Exhibit 3.1

AIR PRODUCTS AND CHEMICALS, INC.

BYLAWS

AS AMENDED AND RESTATED

Effective January 31, 2025

ARTICLE I

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings. (a) The annual meeting of the stockholders of Air Products and Chemicals, Inc. (hereinafter called the Corporation) for the election of directors and for the transaction of any other business as may be properly brought before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors (hereinafter called the Board) shall each year fix, which date shall be within 13 months subsequent to the last annual meeting of stockholders. The Board may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead by held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, to the extent authorized by Section 211(a)(2) of the Delaware General Corporation Law, by means of remote communication (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

(b) To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder.

(c) For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, not more than 120 calendar days or fewer than 90 calendar days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement of such adjournment or postponement commence a new time period (or change the existing time period) for the giving of a stockholder’s notice as described above. Any such notice by the stockholder shall include: (1) a brief description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting, and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment; (2) the name and address of the stockholder proposing such business and each other Covered Person (as defined below); (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (4) the name of each person with whom such stockholder or any other Covered Person (as defined below) has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of capital stock of the Corporation), or disposing of any shares of capital stock of the Corporation, or to cooperate in obtaining, changing, or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) or related to any item of business described pursuant to clause (1) above, and a description of each such agreement, arrangement, or understanding; (5) a description of the material interest of the stockholder, each affiliate (as defined under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of such stockholder, each person described under clause (4) above and each person (if any) nominated by such stockholder in accordance with Article II, Section 3 of these Bylaws for election as a director to the Board (each person described in this clause (5), a “Covered Person”) in each item of business described pursuant to clause (1) above; (6) a list of the class or series and number of shares of capital stock of the Corporation that are owned of record or beneficially by each Covered Person and documentary evidence of such record or beneficial ownership; (7) a list of all derivative securities (as defined under Rule 16a-1 under the Exchange Act) and other derivatives or similar arrangements to which any Covered Person is a counterparty and which relate to any shares of capital stock of the Corporation, a description of all economic terms of each such derivative securities and other derivatives or similar arrangements, and copies of all agreements and other documents relating to each such derivative securities and other derivatives or similar arrangements; (8) a list of all transactions by any Covered Person involving any shares of capital stock of the Corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act) or other derivatives or similar arrangements related to any shares of capital stock of the Corporation occurring within 60 calendar days of the date of the notice; (9) all other information that, as of the date of the notice, would be required to be (a) filed on Schedule 13D (including the exhibits thereto) under the Exchange Act by any Covered Person, regardless of whether such Covered Person has publicly filed or is required to file a Schedule 13D containing such information or (b) disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by any Covered Person in support of any item of business described pursuant to clause (1) above pursuant to Section 14(a) of the Exchange Act; (10) a description of any direct or indirect interest of any Covered Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement, or consulting agreement); (11) a list of any equity interest held by any Covered Person in any principal competitor of the Corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act) held by any Covered Person and other derivatives or similar arrangements to which any Covered Person is a counterparty and which relate to any shares of capital stock of any principal competitor of the Corporation, a description of all economic terms of all such derivative securities and other derivatives or similar arrangements, and copies of all agreements and other documents relating to each such derivative securities and other derivatives or similar arrangements; (12) a description of any pending or threatened litigation in which any Covered Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; and (13) if the stockholder intends to solicit proxies in support of any of such stockholder’s proposals, a representation to that effect. If, after the stockholder has delivered such notice, any information required to be contained in such notice as described in clauses (1) through (13) above changes prior to the date of the relevant annual meeting, such notice shall be deemed to be not in compliance with this Section 1(c) and not effective unless such stockholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the Secretary an updated notice containing such change. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section 1(c), and the Chairman of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder’s proposal without such stockholder having made the representation required by clause (13) of the second preceding sentence.

SECTION 2. Special Meetings. (a) Special meetings of the stockholders for any purpose or purposes prescribed in the notice of the meeting, may be called at any time by (i) the Chairman of the Board, (ii) a majority of the whole Board, or (iii) in accordance with Section 2(b), the Secretary, and shall be held at such place, on such date, and at such time as shall be designated in the notice thereof. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been specified in the Corporation’s notice of meeting (or any supplement thereto).

(b) Subject to the provisions of this Section 2(b) and all other applicable sections of these Bylaws, a special meeting shall be called by the Secretary upon written request (a “Special Meeting Request”) of one or more stockholders of record of the Corporation representing not less than 10% of the outstanding shares of the Corporation that are entitled to vote; provided, however, that each such stockholder of record must have owned such shares continuously for the one (1) year period ending on the date of the Special Meeting Request and must continue to own such shares through the conclusion of the special meeting (the “Requisite Percentage”). The Board shall determine in good faith whether all requirements set forth in this Section 2(b) have been satisfied and such determination shall be binding on the Corporation and its stockholders.

(i) A Special Meeting Request must be given in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each holder of record submitting the Special Meeting Request, or such stockholder’s duly authorized agent (each, a “Requesting Stockholder”), collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) as to any director nominations proposed to be presented at the special meeting, and any matter (other than a director nomination) proposed to be conducted at the special meeting, and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Article II, Section 3 of these bylaws and/or a stockholder’s notice of business proposed to be brought before a meeting pursuant to Section 1(c) of this Article I, as applicable; (C) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (D) an agreement by each Requesting Stockholder to notify the Corporation promptly in the event of any disposition prior to the record date for the special meeting of any shares of capital stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; (E) the number of shares of capital stock of the Corporation owned of record by each such Requesting Stockholder; and (F) documentary evidence that the Requesting Stockholders in the aggregate own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary, which will include evidence of the number of shares owned by the beneficial owners on whose behalf the Special Meeting Request is made as of the date of such Special Meeting Request. In addition, the Requesting Stockholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that all information provided or required to be provided therein shall be true and correct as of the record date for the special meeting, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the record date) must be given in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the special meeting and (y) promptly provide any other information reasonably requested by the Corporation.

(ii) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board); (C) the Special Meeting Request is delivered during the period commencing 120 calendar days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of 30 calendar days after (x) the date of the next annual meeting and (y) the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at an annual meeting or special meeting held not more than 12 months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual meeting or special meeting held not more than 120 calendar days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for a date within 120 calendar days of the receipt by the Corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

(iii) Special meetings called pursuant to this Section 2(b) shall be held at such place, on such date, and at such time as the Board shall fix; provided, however, that the special meeting shall not be held more than 120 calendar days after receipt by the Corporation of a valid Special Meeting Request.

(iv) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the special meeting. If, at any point following the earliest dated Special Meeting Request, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of Section 2(b)(i)), represent in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting.

(v) In determining whether a special meeting has been requested by the Requesting Stockholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board (which, if such purpose is the election or removal of directors, changing the size of the Board and/or the filling of vacancies and/or newly-created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Special Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within 60 calendar days of the earliest dated Special Meeting Request. For purposes of this Section 2(b) and references to a special meeting called pursuant hereto, a person shall be deemed to “own” only the outstanding shares of capital stock of the Corporation as described in Article II, Section 4(b)(iii) of these Bylaws (provided that ownership of loaned shares shall be deemed to continue during any period in which the person has the power to recall such loaned shares on not more than five business days’ notice, has recalled such loaned shares as of the date of the Special Meeting Request and holds such shares (and the voting power of such shares) through the date of the special meeting described in the applicable Special Meeting Request).

(vi) If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(vii) Business transacted at any special meeting called pursuant to this Section 2(b) shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of stockholders of record, and (B) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the Special Meeting.

SECTION 3. Notice of Meetings. Each stockholder of record shall be given written notice of each meeting of stockholders, which notice shall state the place, if any, date and time of the meeting; the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; and in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, the notice of any meeting shall be given not less than 10 or more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act.

When a meeting of stockholders is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 calendar days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 calendar days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 calendar days prior to the meeting, at the principal place of business of the Corporation during normal business hours. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and be subject to the inspection of any stockholder who may be present. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 5. Quorum; Adjournment. The holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes at all meetings of the stockholders for the transaction of business unless and except that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 calendar days before the date of the meeting, unless a different period is prescribed by applicable law.

SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board; or, in the absence of the Chairman, by the Vice Chairman of the Board, if any; or, in the absence of both the Chairman and the Vice Chairman, if any, by the Chief Executive Officer; or, in the absence of the foregoing persons, by a chairman designated by the Board. The Secretary shall act as secretary of the meeting; or, in the absence of the Secretary, an assistant secretary shall so act; or, in their absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 7. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

SECTION 8. Voting and Proxies. Subject to the provisions of the Certificate of Incorporation, at every meeting of the stockholders each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or the holder of a proxy of such person, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

Unless a greater number of affirmative votes is required by the Certificate of Incorporation, elsewhere in these Bylaws, or by the rules or regulations of any stock exchange applicable to the Corporation, or as otherwise required by law or pursuant to any regulation applicable to the Corporation, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter, other than the election of directors, if the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter in favor of such matter exceed the votes cast by such stockholders against such matter. A nominee for director shall be elected to the Board only upon the vote of a majority of the votes cast at a meeting at which a quorum is present, except that a nominee for director shall be elected by a plurality of the votes cast at any meeting of stockholders for which the Secretary determines, as of the record date for such meeting, that the number of nominees exceeds the number of directors to be elected. For purposes of the foregoing sentence, a majority of the votes cast means that votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

SECTION 9. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

SECTION 2. Chairman of the Board; Vice Chairman of the Board. There shall be a Chairman of the Board and, if determined by the Board, a Vice Chairman of the Board, who shall each be elected from among the directors of the Corporation. The Chairman of the Board and the Vice Chairman of the Board, if any, shall have the respective powers and duties set forth below, and shall also have such other powers and duties as may be conferred by the Board from time to time.

(a) Chairman of the Board. The Chairman of the Board may be, but need not be, a person other than the Chief Executive Officer of the Corporation or another officer or employee of the Corporation. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board shall, in consultation with the Vice Chairman of the Board, if any, and the Chief Executive Officer, if separate, establish and oversee the preparation of agendas for meetings of the Board. The Chairman of the Board shall be an ex-officio, non-voting, member of each of the standing committees of the Board, except for the Executive Committee, of which he or she shall be a member. The Chairman of the Board shall perform such other duties as shall be determined by the Board.

(b) Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall consult with, advise and assist the Chairman of the Board in the performance of the duties of the Chairman of the Board. The Vice Chairman of the Board shall preside at all meetings of the stockholders and of the Board in the absence or at the request of the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as shall be determined by the Board.

SECTION 3. Number; Nomination; Qualifications.

(a) Number of Directors. The number of directors which shall constitute the whole Board shall be fixed from time to time by a vote of the majority of the whole Board. (The term “whole Board” as used in these Bylaws shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.)

(b) Nomination of Director Candidates. Nominations of persons for election as directors at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination and who complies with the procedures for such nomination specified in this Section 3. Any stockholder of record entitled to vote for the election of directors may nominate a person or persons for election as directors (i) if written notice of such stockholder’s intent to make such nomination is given in accordance with the procedures for bringing business before an annual meeting set forth in Article I, Section 1(c) of these Bylaws, or (ii) if such Eligible Stockholder submits one or more Stockholder Nominees pursuant to the proxy access requirements of Section 4 of this Article II.

Each notice of stockholder nomination pursuant to Article I, Section 1(c) of these Bylaws must include, in addition to all of the information required under such section: (a) the name and address of the person or persons to be nominated for election as directors by the stockholder; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all agreements, arrangements, or understandings (whether written or oral) between any Covered Person, each nominee and any other person or persons (naming such person or persons) related to the nomination of each nominee that is to be made by the stockholder and all direct and indirect material relationships or other compensation and other material monetary agreements, arrangements and understandings during the past three years between any Covered Person, each nominee and any other such person or persons (naming such person or persons); (d) all information that would be reasonably relevant to a determination by the Board as to whether each nominee proposed by such stockholder is “independent” within the meaning of all applicable securities law and stock exchange requirements; (e) all information that would be relevant to a determination by the Board (or any relevant committee thereof) as to whether each nominee proposed by such stockholder meets any standards for Board membership set forth by the Board (or any committee thereof) in any publicly available documents; (f) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement had such nominee been nominated, or intended to be nominated, by the Board; (g) the consent of each nominee to serve as a director if so elected; and (h) a completed and signed questionnaire, representation and agreement for each nominee as required by the immediately succeeding paragraph. If, after the stockholder has delivered such notice, any information required to be contained in such notice as described in clauses (a) through (h) above changes prior to the date of the relevant meeting of stockholders, such notice shall be deemed to be not in compliance with this Section 3 and not effective unless such stockholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the Secretary an updated notice containing such change. The Chairman of any meeting of stockholders to elect directors may refuse to acknowledge the nomination of any person if not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder’s nominee(s) without such stockholder having made the representation required by clause (13) of Article 1, Section 1(c) of these Bylaws.

(c) Qualification of Director Nominees. To be eligible to be a nominee for election or reelection as a director of the Corporation, a proposed nominee must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (b) is not, and will not become a party to, any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been fully disclosed to the Corporation; and (c) in such proposed nominee’s individual capacity and on behalf of any person on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply, with the Corporation’s Corporate Governance Guidelines and Code of Conduct and Business Ethics, and all other applicable, publicly disclosed conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the Corporation.

SECTION 4. Proxy Access for Director Nominations.

(a) Eligibility. Subject to the terms and conditions of these Bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation shall include in its proxy materials the name(s) and “Additional Information” (as defined below) relating to nominees for election to the Board submitted pursuant to this Section 4 (each, a “Stockholder Nominee”), if:

(i) the Stockholder Nominee satisfies the eligibility requirements in this Section 4;

(ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 4 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below); and

(iii) the Eligible Stockholder satisfies the requirements in this Section 4 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials.

(b) Certain Definitions.

(i) The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (A) two or (B) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 4 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20% (the “Authorized Number”); provided that the Authorized Number shall be reduced by (A) the number of individuals (if any) included in the Corporation’s proxy materials as nominees recommended by the Board pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or other understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (B) the number of nominees (if any) who were previously elected to the Board as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board as a Board nominee. For purposes of determining when the Authorized Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 4 whose nomination is subsequently withdrawn or whom the Board decides to nominate for election to the Board shall be counted as one of the Stockholder Nominees. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(ii) To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 4 must:

(A) as of the date of the Stockholder Notice, have continuously Owned (as defined below) for at least three years a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Corporation that are entitled to vote in the election of directors) that represents at least three percent of the outstanding shares of the Corporation that are entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and

(B) thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 4(b)(ii), a group of not more than 20 stockholders may aggregate the number of shares of the Corporation that are entitled to vote in the election of directors that each group member, as of the date of the Stockholder Notice, has individually Owned continuously for at least three years if all of the other requirements and obligations for an Eligible Stockholder set forth in this Section 4 are satisfied by and as to each stockholder comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 4. A group of any two or more funds shall be treated as one stockholder for this purpose if they are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) part of a family of funds, meaning a group of publicly offered investment companies (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services. For purposes of this Section 4, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(iii) For purposes of this Section 4:

(A) A stockholder is deemed to “Own” only those outstanding shares of the Corporation that are entitled to vote in the election of directors as to which the person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by such person in any transaction that has not been settled or closed, (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation that are entitled to vote in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (ii) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder, have correlative meanings. For purposes of clauses (a) through (c), the term “person” includes its affiliates.

(B) A stockholder is deemed to “Own” shares held in the name of a nominee or other intermediary so long as the person retains both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(C) A stockholder’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice.

(iv) For purposes of this Section 4, the “Additional Information” referred to in Section 4(a) that the Corporation will include in its proxy statement is:

(A) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(B) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders.

Notwithstanding anything to the contrary contained in this Section 4(b)(iv), the Corporation may omit from its proxy materials any information that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Furthermore, nothing in this Section 4 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(c) Stockholder Notice and Other Informational Requirements.

(i) The Stockholder Notice shall set forth all information, representations and agreements required under Article I, Section 1(c) and Article II, Section 3(b) of these Bylaws, including the information required with respect to (i) any nominee for election as a director, (ii) any stockholder giving notice of an intent to nominate a candidate for election, and (iii) any stockholder on whose behalf the nomination is made under this Section 4. In addition, such Stockholder Notice shall include:

(A) a copy of the Schedule 14N that has been or concurrently is filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Exchange Act;

(B) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the Commission, (i) setting forth and certifying to the number of shares of the Corporation entitled to vote in the election of directors that the Eligible Stockholder has Owned (as defined in Section 4(b)(iii) of these Bylaws) continuously for at least three years as of the date of the Stockholder Notice, (ii) agreeing to continue to Own such shares through the annual meeting of stockholders and (iii) indicating whether it intends to continue to Own such shares for at least one year following the annual meeting;

(C) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations and warranties:

(1) the Eligible Stockholder shall provide (a) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that it has Owned continuously in compliance with this Section 4, (b) within five business days after the record date for the annual meeting of stockholders both the information required under Article I, Section 1(c) of these Bylaws and notification in writing verifying its continuous Ownership of the Required Shares, in each case, as of such date, and (c) immediate notice to the Corporation if it ceases to own any of the Required Shares prior to the annual meeting;

(2) the Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently intend to change or influence control of the Corporation, (b) has not nominated and shall not nominate for election to the Board at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 4, (c) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any Board nominee, and (d) shall not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form of proxy distributed by the Corporation; and

(3) the Eligible Stockholder will (a) assume all liability stemming from any legal or regulatory violation arising out of its communications with the Corporation’s stockholders or out of the information that it provided to the Corporation, (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of its communications with the Corporation’s stockholders or out of the information that it provided to the Corporation, (c) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting of stockholders, (d) file with the Commission any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (e) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the date of the annual meeting, if earlier), provide to the Corporation such additional information as reasonably requested by the Corporation; and

(D) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders within such group does not exceed 20, including whether a group of funds qualifies as one stockholder within the meaning of Section 4(b)(ii) of these Bylaws.

All information provided pursuant to this Section 4(c)(i) shall be deemed part of the Stockholder Notice for purposes of Section 4.

(ii) To be timely under this Section 4, the Stockholder Notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th calendar day prior to the anniversary date on which the Corporation first distributed its definitive proxy materials for the prior year’s annual meeting of stockholders and not later than the close of business on the 120th calendar day prior to such anniversary date; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered to, or mailed and received by, not earlier than the close of business on the 150th calendar day prior to such annual meeting and not later than the close of business on the later of the 120th calendar day prior to such annual meeting or the 10th calendar day following the date on which public announcement of the date of such annual meeting is first made. In no event shall the adjournment or a postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(iii) Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary at the principal executive offices of the Corporation, which shall be signed by each Stockholder Nominee and shall represent and agree (A) as to the matters set forth in Section 3(b) of this Article II, and (B) that such Stockholder Nominee consents to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected. At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit the information required by Section 3(c) of this Article II. The Corporation may request such additional information as the Secretary determines may be necessary to permit the Board to determine if each Stockholder Nominee satisfies the requirements of this Section 4.

(iv) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 4.

(d) Proxy Access Procedures.

(i) Notwithstanding anything to the contrary contained in this Section 4, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(A) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 4, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 4 was not, when provided, true, correct and complete (or omitted a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 4;

(B) the Stockholder Nominee (1) is not independent under any applicable listing standards, any applicable rules of the Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (2) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past 10 years, (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (5) shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading;

(C) the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board pursuant to the advance notice requirements for stockholder nominees for director in Article I, Section 1(c) of these Bylaws; or

(D) the election of the Stockholder Nominee to the Board would cause the Corporation to violate the Certificate of Incorporation of the Corporation, these Bylaws, or any applicable law, rule, regulation or listing standard.

(ii) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 4 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 4 exceeds the Authorized Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 4 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the number (most to fewest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 4 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 4 thereafter is nominated by the Board, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 4), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting of stockholders in substitution for such Stockholder Nominee.

(iii) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (B) does not receive in favor of such Stockholder Nominee’s election at least 25% of the votes cast with respect to such Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee pursuant to this Section 4 for the next two annual meetings.

(iv) Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law or otherwise determined by the Chairman of the meeting or the Board, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Article I, Section 1(c) of these Bylaws) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation.

(v) The Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 4 and to make any and all determinations necessary or advisable to apply this Section 4 to any persons, facts or circumstances, including, without limitation, the power to determine (1) whether one or more stockholders qualifies as an Eligible Stockholder, (2) whether a Stockholder Notice complies with this Section 4 and has otherwise met the requirements of this Section 4, (3) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 4, and (4) whether any and all requirements of this Section 4 (or any applicable requirements of Article I, Section 1(c) of these Bylaws have been satisfied. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board) shall be binding on all persons, including, without limitation, the Corporation and its stockholders.

(vi) For the avoidance of doubt, nothing in this Section 4 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 4.

(vii) This Section 4 shall be the exclusive method for stockholders to include director nominees for election in the Corporation’s proxy materials.

SECTION 5. Resignation. Any director may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it is to become effective shall not be specified therein, then it shall take effect when received.

SECTION 6. Newly-Created Directorships and Vacancies. Newly-created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, removal, or other cause shall only be filled as provided in the Certificate of Incorporation of the Corporation.

MEETINGS OF THE BOARD

SECTION 7. Regular Meetings. Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. A further notice of each regular meeting shall not be required.

SECTION 8. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, by one-third of the directors then in office, or by the lead director, if any; and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by providing written notice not less than four hours before the scheduled time of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 9. Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

SECTION 10. Quorum. At all meetings of the Board one-third of the total number of the whole Board, but not less than two, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise provided herein or be required by law. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 11. Organization and Order of Business. At each meeting of the Board, the Chairman of the Board shall act as chairman of and preside at the meeting. If the Chairman is not present, the Vice Chairman of the Board, if any, shall act as chairman of and preside at the meeting. If the Chairman of the Board or the Vice Chairman of the Board, if any, is not the Chief Executive Officer, in the absence of the Chairman and the Vice Chairman, the Chief Executive Officer shall act as chairman of and preside at the meeting. If the Chairman of the Board, the Vice Chairman of the Board, if any, and the Chief Executive Officer are not present, any director chosen by majority of the directors present shall act as chairman of and preside at the meeting. The Secretary or, if he or she shall be absent from such meeting, any person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting shall be determined by the chairman of such meeting.

SECTION 12. Director Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee as the case may be, consent thereto in writing, or by electronic transmission, and such writing or transmission is filed with the minutes of proceedings of the Board or committee.

COMMITTEES OF DIRECTORS

SECTION 13. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, create one or more committees (including, but not limited to, an Executive Committee which, to the extent provided in the resolution or a committee charter adopted by the Board, shall have and may exercise all of the delegable powers of the Board in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board shall also determine the membership of each such committee.

SECTION 14. Executive Committee. There shall be an Executive Committee, whose membership shall include the Chairman of the Board, the Vice Chairman of the Board, if any, and, if separate, the Chief Executive Officer, which during the intervals between meetings of the Board shall have all the delegable powers and duties of the Board, except with respect to matters delegated to another committee and except as shall have been otherwise provided by the Board. All action taken by the Executive Committee since the last meeting of the Board shall be reported to the Board at its next meeting.

SECTION 15. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein, required by law, or provided in the resolution creating such Committee. Adequate provision shall be made for notice to members of all meetings; one-third of the members, but not less than two, shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

SECTION 16. Emergency Bylaws.

(a) This Section 16 shall be applicable during any emergency condition as a result of which a quorum of the Board cannot readily be convened in accordance with the procedures prescribed therefore above. To the extent not in conflict with this Section 16, the remaining provisions of these Bylaws shall remain in effect during the emergency.

(b) In the event of such an emergency, a special meeting of the Board may be called by any officer or director by any means feasible at the time. In the event a quorum of the Board cannot be obtained for such a meeting, an emergency committee of the Board may be convened.

(c) An emergency committee of the Board shall consist of any members of the Board who are available and able to act and, in the event less than three members of the Board are available and able to act, one or more persons standing highest on the following list who are available and able to act, but not to exceed the number of persons needed to comprise an emergency committee of three:

(i) President, if not a member of the Board;

(ii) Chief Financial Officer;

(iii) General Counsel; and

(iv) Any other Executive Officer in order of seniority.

Each member of the emergency committee thus constituted who is not a director shall continue to act in such capacity until a director or an individual standing higher on the list is available to replace them. The emergency committee shall continue to act until a quorum of the Board is available and able to act. If, at the conclusion of the emergency, the Corporation has less than three directors able to act, the emergency committee shall cause a special meeting of stockholders for the election of directors to be called and held as soon as practicable.

(d) The emergency committee shall have and may exercise all of the powers and authority of the Board, including the power to implement any emergency succession plan for the Chief Executive Officer previously adopted by the Board, to fill a vacancy in any other office of the Corporation or to designate a temporary replacement for any officer of the Corporation who is unavailable, but shall not have the power to fill vacancies in the Board.

(e) A majority of the members of the emergency committee shall constitute a quorum.

(f) Each member of the emergency committee who is not a director shall, during his or her service as such, be entitled to the rights and immunities conferred by the Delaware General Corporation Law, the Corporation’s Certificate of Incorporation, and these Bylaws upon directors of the Corporation.

COMPENSATION OF DIRECTORS

SECTION 17. Compensation. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board, of special and standing committees thereof and in connection with other business of the Corporation, and may be paid for their services as directors and as members of such committees as may be determined by resolutions adopted by the Board from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

NOTICES

SECTION 1. Notices. Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice.

Whenever notice is required to be given to any stockholder, such notice may in every instance be effectively given by regular or expedited United States mail, recognized courier service for overnight delivery, telegram, cable, telex, or telecopier, facsimile transmission, or by electronic mail or other electronic transmission (if such stockholder has consented to such form of electronic transmission) addressed to such stockholder at his or her address as the same appears on the books of the Corporation, including an electronic mail address at which the stockholder has consented to receive notice. Notice shall be deemed given (i) if by facsimile telecommunication, when directed to the number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice, and (iv) in all other instances, when such notice is dispatched.

Any notice required to be given to any director may be given by any of the methods in the foregoing paragraph. Any such notice, other than one which is delivered personally, shall be sent to such post office address, facsimile number, or electronic mail address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known such address or number of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

SECTION 2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE IV

OFFICERS

SECTION 1. Officers.

(a) The officers of the Corporation shall be a Chief Executive Officer, who shall be a member of the Board; a President; a Chief Financial Officer; one (1) or more Vice Presidents including Executive Vice Presidents; a Secretary; a General Counsel; a Treasurer; and such other officers as the Board or the Chief Executive Officer may deem expedient. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. Any office of the Corporation may be left vacant from time to time at the discretion of the Board.

Any officer who is subject to Section 16 of the Exchange Act (an “Executive Officer”) must be elected by the Board and shall hold office for such term as the Board may prescribe. All other officers designated by this Section 1(a) may be appointed by the Chief Executive Officer and shall hold office for such term as the Chief Executive Officer may prescribe. The Chief Executive Officer may, from time to time, in his or her discretion, assign titles, powers, duties, and reporting arrangements for any officer.

(b) In addition to the officers designated in Section 1(a) of this Article IV, the Corporation may have one or more appointed Vice Presidents and Executive Vice Presidents, Assistant Secretaries, Assistant Treasurers, or other officers, who shall also be officers of the Corporation (each an “Appointed Officer”). Any Appointed Officer may be appointed by the Chief Executive Officer. The Chief Executive Officer may from time to time, in his or her discretion, assign titles, powers, duties, scope of job responsibilities, and reporting arrangements for any Appointed Officer. Appointed Officers shall hold office for such term as the Chief Executive Officer shall prescribe.

(c) Any Executive Officer may be removed at any time by the Board. If the office of any such Executive Officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the Board. Any other officer, including any Appointed Officer, may be removed at any time by the Chief Executive Officer. If the office of any such officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the Chief Executive Officer. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.

SECTION 2. Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall have such other powers and perform such other duties as are incident to his or her office or as may be properly required of him or her by the Board. He or she may sign, execute, and deliver in the name of the Corporation, certificates for shares of the capital stock of the Corporation any deeds, mortgages, bonds, contracts, or other instruments which the Board shall have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. He or she may delegate his or her powers to the President of the Corporation, if any, or otherwise to the extent determined by the Board. He or she may from time to time appoint, remove, or change members of and discharge one or more advisory committees, each of which shall consist of such number of persons (who may, but need not, be directors or officers of the Corporation), and have such advisory duties as he or she shall determine.

SECTION 3. President. The President shall be the chief operating officer of the Corporation and, as such, shall be responsible for the principal line operating functions of the Corporation and shall assist the Chief Executive Officer in the discharge of the duties of that office. He or she shall perform such other duties as shall be assigned to him or her by the Chief Executive Officer and have such other powers as may be prescribed from time to time by the Board or the Chief Executive Officer.

SECTION 4. Chief Financial Officer. The Chief Financial Officer shall be the head of the finance functions of the Corporation and shall consider the adequacy of, and make recommendations to the Board and the Chief Executive Officer concerning, the capital resources available to the Corporation to meet its projected obligations and business plans; report to the Board and the Chief Executive Officer on financial results and trends affecting the business; and have such other powers and perform such other duties as may from time to time be granted or assigned to him or her by the Board or the Chief Executive Officer.

SECTION 5. Vice Presidents. The Vice Presidents including Executive Vice Presidents shall perform such duties as from time to time shall be assigned by the Chief Executive Officer and have such powers as may be prescribed from time to time by the Board or the Chief Executive Officer.

SECTION 6. General Counsel. The General Counsel shall be the chief legal officer of the Corporation and the head of its legal department. He or she shall, in general, perform the duties incident to the office of General Counsel and all such other duties as from time to time may be assigned to him or her by the Chief Executive Officer. In case one or more Associate or Assistant General Counsels shall be appointed, the General Counsel may delegate to them authority to perform such of his or her duties as he or she may determine.

SECTION 7. Secretary. The Secretary shall keep records of all of the meetings of the Corporation and of the Board and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform all the duties incident to the office of Secretary and all such other duties as may be assigned to him or her by the Chief Executive Officer. He or she shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. He or she shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. In case one or more Assistant Secretaries shall be appointed, the Secretary may delegate to them authority to perform such of his or her duties as he or she may determine.

SECTION 8. Treasurer. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep regular accounts of receipts and disbursements. He or she shall deposit all moneys and other valuable effects belonging to the Corporation in accounts established in such depositories as may be designated by the Corporation pursuant to authority granted by the Board. He or she shall make such disbursement of the funds of the Corporation as are proper and shall render to the Chairman of the Board and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him or her by the Chief Executive Officer. In case one or more Assistant Treasurers shall be appointed, the Treasurer may delegate to them authority to perform such of his or her duties as he or she may determine.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Interpretation, Amendment, and Survival of this Article. The indemnification and advancement rights provided by this Article V shall each be enforceable by each present and former officer and director of the Corporation (hereinafter, an “indemnitee”), shall vest as of the date an indemnitee first performs or performed service as an officer or director, and are contract rights upon which the indemnitee shall be presumed to have relied in determining to serve or continuing to serve in his or her capacity with the Corporation. Neither the amendment or repeal of the indemnification and/or the advancement rights, nor the adoption of any new provision of the Corporation’s Certification of Incorporation or these Bylaws, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of the indemnification and/or advancement rights in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

SECTION 2. Power to Indemnify in Actions, Suits, or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 4 of this Article V, the Corporation shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, any indemnitee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 3. Power to Indemnify in Actions, Suits, or Proceedings by or in the Right of the Corporation. Subject to Section 4 of this Article V, the Corporation shall indemnify any indemnitee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such indemnitee shall have been adjudged to be liable to the Corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity, and only to the extent of such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 4. Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article V, as the case may be. Such determination shall be made (i) by the Board by a majority vote of directors who were not parties to such action, suit, or proceeding (“disinterested directors”), or (ii) if there are no disinterested directors or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders; provided that in the event of a Change in Control of the Corporation, any such determination made with respect to conduct occurring before the Change in Control shall be made by independent legal counsel. Notwithstanding the above, to the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 4 of this Article V, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 2 and 3 of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the indemnitee is proper in the circumstances because such indemnitee has met the applicable standards of conduct set forth in Section 2 or 3 of this Article V, as the case may be. Neither a contrary determination in the specific case under Section 4 of this Article V nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the indemnitee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6. Successful Defense; Partial Indemnification. If any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to an indemnitee, (ii) an adjudication that the indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the indemnitee, (iv) an adjudication that the indemnitee did not act in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or (v) with respect to any criminal proceeding, an adjudication that the indemnitee had reasonable cause to believe his or her conduct was unlawful, the indemnitee shall be considered for the purposes of this Article V to have been successful with respect thereto.

If an indemnitee is entitled under any provision of this Article V to indemnification by the Corporation for a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with any action, suit, proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not for the total amount thereof, the Corporation shall nevertheless indemnify the indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines, or amounts paid in settlement actually and reasonably incurred to which the indemnitee is entitled.

SECTION 7. Advance Payment of Expenses. Expenses (including attorneys’ fees) reasonably incurred by the indemnitee in defending a threatened or pending civil, criminal, administrative or investigative action, suit, or proceeding, or in connection with an enforcement action pursuant to Section 8(b) of this Article V, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within 10 calendar days after receipt by the Corporation of (i) the statement or statements described in Section 8(a) from the indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of the indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation or, in the case of an enforcement action pursuant to Section 8(b) of this Article V, the indemnitee is not successful in such action. Such undertaking shall be accepted without reference to the financial ability of the indemnitee to make such repayment. Advances shall be made without regard to whether a determination that indemnification is proper has been made in accordance with Section 4. Advances shall be unsecured and interest-free.

SECTION 8. Procedure.

(a) To obtain an advance or final indemnification, an indemnitee shall promptly submit to the Secretary a written request, including therein or therewith such documentation and information as is reasonably available to the indemnitee and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the indemnitee has requested indemnification.

(b) The Corporation’s determination whether to grant the indemnitee’s advance or final indemnification request shall be made promptly, and in any event within 10 calendar days following receipt of a request for advancement pursuant to Section 7 of this Article V or within 30 calendar days of any other indemnification request. The rights to indemnification and advancement as granted by Section 2, 3, or 7 of this Article V shall be enforceable by the indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 10-day period or 30-day period, respectively. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges, and expenses under Section 7 of this Article V) that the indemnitee has not met the standard of conduct set forth in Section 2 or 3 of this Article V, as applicable, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board or one of its committees, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 2 or 3 of this Article V, nor the fact that there has been an actual determination by the Corporation (including its Board or one of its committees, its independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee has or has not met the applicable standard of conduct. An indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing the indemnitee’s rights to indemnification and advancement, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation.

SECTION 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.

SECTION 10. Certain Definitions. For purposes of this Article V, the following definitions shall apply:

(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative.

(b) The term “by reason of the fact that the he or she is or was a director or officer of the Corporation,” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c) The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, and other out-of-pocket costs actually and reasonably incurred by the indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Article V, Section 145 of the General Corporation Law of the State of Delaware, or otherwise.

(d) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

(e) The term “Corporation” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers or agents, so that any person who is or was a director or officer or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(f) The term “other enterprises” shall include, without limitation, employee benefit plans.

(g) The term “serving at the request of the Corporation” shall include, without limitation, any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

(h) The term “Change in Control” of the Corporation shall mean any event or series of events which results in individuals who were members of the Corporation’s Board at the beginning of a two-year period no longer constituting the majority of the Board at the end of the two-year period.

SECTION 11. Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Article V:

(a) To indemnify or advance expenses to an indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by the indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Sections 8(b) and 11(b) of this Article V), unless such action, suit, or proceeding (or part thereof) was authorized or consented to by the Board of the Corporation.

(b) To indemnify an indemnitee for any expenses incurred by the indemnitee with respect to any action, suit, or proceeding instituted by the indemnitee to enforce or interpret this Article V or any other right to indemnification, unless the indemnitee is successful in establishing the indemnitee’s right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite the indemnitee’s failure to establish their right to indemnification, the indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 11(b) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to an indemnitee in connection with any such action, suit, or proceeding.

(c) To indemnify an indemnitee on account of any proceeding with respect to which final judgment is rendered against the indemnitee for payment or an accounting of profits arising from the purchase or sale by the indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(d) To indemnify or to advance expenses to any indemnitee with respect to service at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise to the extent of any amount the indemnitee receives as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, or other enterprise.

SECTION 12. Certain Settlement Provisions. The Corporation shall have no obligation to indemnify an indemnitee under this Article V for amounts paid in settlement of any action, suit or proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld. The Corporation shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on the indemnitee without the indemnitee’s prior written consent, which shall not be unreasonably withheld.

SECTION 13. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Article V shall not be deemed exclusive of any other rights which an indemnitee may have under any provision of law, the Corporation’s Certificate of Incorporation, in any court in which a proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors, agreements, or otherwise, and the indemnitee’s rights hereunder shall continue after the indemnitee has ceased acting as a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of the indemnitee.

ARTICLE VI

DELEGATION OF AUTHORITY

SECTION 1. Execution of Documents. The Board shall designate the officers, employees, and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts, and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees, and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees, or agents of the Corporation. Such designation may be by resolution or otherwise, and the authority granted may be general or confined to specific instances, all as the Board may determine.

SECTION 2. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock securities or interests; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney, or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.

ARTICLE VII

STOCK

SECTION 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, Chief Executive Officer, President, or a Vice President and the Treasurer and/or Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the Corporation. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before such certificate has been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature has been used thereon had not ceased to be such officer, transfer agent, or registrar.

Notwithstanding the foregoing provisions regarding share certificates, the Corporation may provide that, subject to the rights of stockholders under applicable law, some or all of any or all classes or series of the stock may be uncertificated shares.

SECTION 2. Lost, Stolen, or Destroyed Certificates. In the event of loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 3. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 2 of this Article VII, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor fewer than 10 calendar days before the date of any meeting of stockholders, nor more than 60 calendar days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given; and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion, or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

SECTION 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions, if any, of the Certificate of Incorporation, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 2. Reliance Upon Books, Reports, and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

SECTION 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware.” The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 6. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Corporation; or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to said court having personal jurisdiction over the indispensable parties named defendants therein. If any action the subject matter of which is within the scope of this Section 6 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 6 (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.

ARTICLE IX

OFFICES AND RECORDS

SECTION 1. Delaware Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

SECTION 2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

SECTION 3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware, except as otherwise required by law, at such place or places as may from time to time be designated by the Board.

ARTICLE X

AMENDMENTS

SECTION 1. Amendments. These Bylaws may be altered or repealed by the vote of a majority of the whole Board, subject to the power of the stockholders to alter or repeal any Bylaw made by the Board. Unless otherwise provided in the Certificate of Incorporation, these Bylaws may also be repealed, altered, or amended, and new Bylaws may be adopted, at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting.

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